Exhibit 99.1

Contacts:
For Medicis	For Inamed:
Kara Stancell	Robert Vaters, Executive Vice
(602) 808-3854	President Strategy & Corporate
Debbie Miller/Dan Gagnier	Development
Citigate Sard Verbinnen	(805) 692-5420
(212) 687-8080

MEDICIS AND INAMED AGREE TO MERGE

Combination Will Create a Global Leader in Aesthetics Products and Dermatological
Medicine With Annual Revenue in Excess of $700 Million

Company Will Have a Broad Product Portfolio, Strong R&D Pipeline, and
Significant Opportunities for Growth

     SCOTTSDALE, Arizona and SANTA BARBARA, California–-March 21, 2005–-Medicis (NYSE:MRX) and Inamed Corporation (NASDAQ:IMDC) today jointly announced that they have entered into a definitive merger agreement to create a global leader in breast and facial aesthetics products and therapeutic dermatological medicine. The combined company will have annual revenue in excess of $700 million, operations in more than 12 countries, businesses in over 60 countries, and approximately 1,500 employees.

     The combined entity will have a broad, well-established, portfolio of complementary products in the facial aesthetics, breast aesthetics and therapeutic dermatological markets, and innovative surgical devices for the treatment of morbid obesity.

     Under the terms of the transaction, approved by both companies’ boards of directors, Inamed stockholders will receive 1.4205 shares of Medicis common stock and $30 in cash for each share of Inamed common stock. Based on Medicis’ closing price on March 18, 2005, and the number of Inamed shares outstanding, the merger consideration represents $75 in value per Inamed share, or a total equity value of approximately $2.8 billion.

     Jonah Shacknai will be Chairman and Chief Executive Officer of the entity; Nick Teti will assume the position of Vice Chairman of the Board of Directors. In addition to Mr. Teti, three additional Inamed representatives will join the current eight-member Medicis board.

     “We are excited about this strategic business combination, which will create a global platform in the fast growing aesthetics market,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “Joining forces with Inamed gives us the ability to offer our primary customers – plastic surgeons, cosmetic surgeons and dermatologists – a broader array of complementary, highly-effective products to meet the needs of their patients. The transaction will create a company with a strong financial position and greater resources to enhance our strong research and development pipeline. With the large number of aging baby boomers, and the focus, by all age groups, on maintaining a healthy and youthful appearance and self-image, we will be poised to continue delivering value and revenue growth to our stockholders.

     “Inamed is an outstanding company with respected brands and an extremely talented and motivated sales force and employee base,” continued Mr. Shacknai. “Our organizations share a strong commitment to serving customers and developing innovative products.”

     “I believe this merger is a tremendous opportunity for our customers, employees and shareholders,” said Nick Teti, Inamed’s Chairman, President and Chief Executive Officer. “The merger enables us to create an even stronger company; one with a broad portfolio of complementary products, the combination of two dynamic sales forces, a strong research and development pipeline, and significant cash flow. As our industry continues to evolve, the combined entity will put us in a strong strategic position to continue to deliver outstanding service and innovative products to our customers. I share Jonah’s excitement about this merger.”

     While the company will be headquartered in Scottsdale, Arizona, it will retain a strong presence in Santa Barbara and Fremont, California and international locations, including Arklow, Ireland and San Jose, Costa Rica.

     The transaction is subject to the approval by Medicis and Inamed stockholders, regulatory approvals and customary closing conditions. The companies expect the transaction to close by the end of calendar 2005.

     Deutsche Bank Securities is serving as financial advisor to Medicis, and Latham & Watkins as legal counsel to Medicis. JPMorgan is serving as financial advisor to Inamed, and Morrison & Foerster as legal counsel to Inamed.

Conference Call/Webcast

     Medicis and Inamed will host a conference call and webcast for the investment community this morning, March 21, 2005, at 8:30 a.m. ET to discuss the announcement. To participate in the conference call, please dial (888) 338-6461 (within the U.S.) or (973) 935-8509 (outside the U.S.) fifteen minutes prior to the start of the call. A playback of the conference call will be available for two business days following the live call. To access the playback, please dial (877) 519-4471 (within the U.S.) or (973) 341-3080 (outside the U.S.) and enter reservation number 5868629. A live webcast of the conference call will be available online at http://www.medicisinamed.com. The webcast will be archived for two business days following the live call.

About Medicis

     Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and podiatric conditions and aesthetics medicine. The company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic categories, including acne, eczema, fungal infections, psoriasis, rosacea, seborrheic dermatitis and skin and skin-structure infections. The company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance. For more information about Medicis, please visit the company’s website at www.medicis.com.

     NOTE: Full prescribing information for any Medicis prescription product is available by contacting the company.

About Inamed Corporation

     Inamed is a global healthcare company with over 25 years of experience developing, manufacturing and marketing innovative, high-quality, science-based products. Current products include breast implants for aesthetic augmentation and for reconstructive surgery; a range of dermal products to treat facial wrinkles; and minimally invasive devices for obesity intervention, including the LAP-BAND® System for morbid obesity. The company’s website is www.inamed.com.

Forward-Looking Statements

     This press release contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis and Inamed expect, believe or anticipate will or may occur in the future are forward-looking statements, including the expected benefits of the merger of the two companies, the financial performance of the combined company, the year in which the transaction is expected to be accretive, and the anticipated closing date of the merger. These statements are based on certain assumptions made by Medicis and Inamed based on their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis and Inamed. Any such projections or statements include the current views of Medicis and Inamed with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such results will be achieved. There are a number of important factors that could cause actual results to differ materially from those projected, including the anticipated size of the markets for the companies’ products; the availability of product supply; the receipt of required regulatory approvals for the transaction (including the approval of antitrust authorities necessary to complete the merger); the ability to realize the anticipated synergies and benefits of the merger; the ability to timely and cost-effectively integrate Inamed and Medicis’ operations; access to available and feasible financing (including financing for the merger) on a timely basis; the risks and uncertainties normally incident to the pharmaceutical and medical device industries including product liability claims; dependence on sales of key products; the uncertainty of future financial results and fluctuations in operating results; dependence on Medicis’ strategy including the uncertainty of license payments and/or other payments due from third parties; the timing and success of new product development by Medicis, Inamed or third parties; competitive product introductions; the risks of pending or future litigation or government investigations; and other risks described from time to time in Medicis’ and Inamed’s Securities and Exchange Commission (“SEC”) filings including their Annual Reports on Form 10-K for the year ended June 30, 2004 and December 31, 2004, respectively. Medicis and Inamed disclaim any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.

Additional Information about the Transaction and Where to Find It

In connection with the merger, Medicis and Inamed intend to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a prospectus and a joint proxy statement. INVESTORS AND SECURITY HOLDERS OF MEDICIS AND INAMED ARE URGED TO READ THESE, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEDICIS, INAMED AND THE MERGER. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Medicis or Inamed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Medicis by directing a written request to: Medicis, 8125 North Hayden Road, Scottsdale, AZ, 85258, Attention: Investor Relations, or Inamed, 5540 Ekwill Street, Santa Barbara, California, 93111, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

     Medicis, Inamed and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Medicis and Inamed in connection with the merger. Information about those executive officers and directors of Medicis and their ownership of Medicis’ common stock is set forth in the proxy statement for Medicis’ 2004 Annual Meeting of Stockholders, which was filed with the SEC on October 21, 2004. Information about the executive officers and directors of Inamed and their ownership of Inamed’s common stock is set forth in the proxy statement for Inamed’s 2004 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2004. Investors and security holders may obtain additional information regarding the direct and indirect interests of Medicis, Inamed and their respective executive officers and directors in the merger by reading the proxy statement and prospectus regarding the merger when it becomes available.

     This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.